UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2015

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015,  J. David Wargo joined the board of directors of Liberty Broadband Corporation (the “Company”).  Following Mr. Wargo’s election, the Company has a total of 6 directors, divided among 3 classes, with Mr. Wargo to serve as a Class I member with a term expiring at the annual meeting of stockholders in 2015.  The Company’s board of directors (the “board”) has determined that Mr. Wargo qualifies as an independent director for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the Securities and Exchange Commission and will serve on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the board.

In connection with his election to the board, the board determined to grant Mr. Wargo under the Company’s 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) 2,898 options to purchase shares of Series C  common stock at an exercise price of $53.86 per share as of March 25, 2015.  The options will vest on the second anniversary of the grant date, or on such earlier date that Mr. Wargo ceases to be a director because of death or disability, and will be forfeited if Wargo resigns or is removed from the board before the vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015

LIBERTY BROADBAND CORPORATION

By:  /s/ Wade Haufschild

Name:  Wade Haufschild

Title:    Vice President